As filed with the Securities and Exchange Commission on May 1, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2006

Diagnostic Products Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	1-9957 (Commission File Number)	95-2802182 (I.R.S. Employer Identification No.)
5210 Pacific Concourse Drive, Los Angeles, California 90045
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (310) 645-8200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On April 26, 2006, Diagnostic Products Corporation (the “Company”), Siemens Medical Solutions USA, Inc. (“Siemens”), a wholly owned subsidiary of Siemens AG, and an acquisition subsidiary of Siemens (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Siemens will acquire all of the outstanding common stock of the Company. Under the terms of the merger agreement, the Company’s shareholders will be entitled to receive $58.50 per share in cash for each share of Company common stock they own at the effective time of the merger.
     The Merger Agreement contains certain termination rights for both the Company and Siemens. If the Merger Agreement is terminated under certain specified circumstances, the Company may be required to pay Siemens a termination fee of $44 million.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is herein incorporated by reference. The foregoing description of the Merger Agreement is qualified in its entirely by reference to the full text of the Merger Agreement.
     Concurrent with the execution of the Merger Agreement, each of Marilyn Ziering, Michael Ziering, Chairman of the Board and Chief Executive Officer of the Company, and Ira Ziering, Senior Vice President, Business and Legal, of the Company entered into a shareholder agreement with Siemens, pursuant to which such persons have agreed to vote all of the shares of Company common stock owned by them in favor of the Merger Agreement.
Additional Information about the Merger and Where to Find It
The Company will file a proxy statement and other documents regarding the proposed merger described in this report with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about the Company and the proposed merger. A definitive proxy statement will be sent to security holders of the Company seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Diagnostic Products Corporation, 5210 Pacific Concourse Drive, Los Angeles, California 90045, attention: Investor Relations (telephone 310-645-8200).
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the merger. Information about the Company and its directors and executive officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of April 26, 2006 among Siemens Medical Solutions USA, Inc., Dresden Acquisition Corporation and Diagnostic Products Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC PRODUCTS CORPORATION
Dated: May 1, 2006	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Vice President, Finance and Chief Financial Officer